UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 14, 2002


                     THE PRESTIGE GROUP.NET, INC.
          ---------------------------------------------
     (Exact name of registrant as specified in its charter)






            Nevada                     000-32495             88-0441287
        -------------                -------------          ------------
(State or other jurisdiction of   (Commission File No.)   (I.R.S. Employer
 incorporation or organization)                          Identification No.)



  4610 So. Ulster Street, Suite 150, Denver, Colorado 80237
  ---------------------------------------------------------
          (Address of principal executive offices)




 Registrant's telephone number, including area code:  (720) 528-7303



                            N/A
                      ----------------
 (Former  name or  former address, if changed since last report)




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Item 5.   OTHER ITEMS.

      On August 14, 2002, The Prestige Group.Net, Inc. (the "Company") entered into an Agreement for Consulting Services (the "Agreement") with Trufello Associates Limited ("Trufello"). The Agreement provides, among other things, that Trufello's services will include coordination, development, delivery and execution of strategic planning efforts as directed by, and other projects mutually agreed to with, the President of the Company and shall include, but not be limited to (a) the identification of mortgage and other financial service related companies for possible acquisition by or merger with the Company, (b) conducting preliminary discussions with such companies regarding their acquisition by, or merger with, the Company and other related matters; (c) assisting the Company in performing due diligence inquiries of any entities being considered for an acquisition by, or merger with, the Company, irrespective of whether or not the Consultant had originally identified such entity for such proposed acquisition or merger; and (d) providing the Company with recommendations regarding management strategies for the operating subsidiaries of the Company. The Agreement provides for total compensation to Trufello of $1,500,000 payable in common stock of the Company (the "Common Stock"), with an initial $31,000, or 200,000 shares of Common Stock, due within fifteen (15) days of execution of the Agreement and the remainder in quarterly installments of $100,000 in Common Stock, commencing on December 1, 2002 and continuing each quarter-annual period through the term of the Agreement until its termination on August 15, 2005.

Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

          a.   Financial Statements.

                    None.

          b.   Exhibits.

                    99.5  Agreement for Consulting Services,
                    dated  August 14, 2002, by  and  between
                    The   Prestige   Group.Net,   Inc.   and
                    Trufello Associates Limited.








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                         SIGNATURES


           Pursuant  to  the requirements of the  Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:   August 16, 2002

                              THE PRESTIGE GROUP.NET, INC.



                                 /s/ Douglas G. Gregg
                                 ---------------------
                                 Douglas G. Gregg, President

















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